UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2025

Daktronics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38747	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Daktronics Drive
Brookings, SD 57006
(Address of Principal Executive Offices, and Zip Code)
(605) 692-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	DAKT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 2, 2025, the Board of Directors (the “Board”) of Daktronics, Inc. (the “Company”) approved the Company’s entry into a letter agreement with Ramesh Jayaraman (the “Letter Agreement”) and approved Mr. Jayaraman’s appointment as President and Chief Executive Officer of the Company, in each case effective as of February 1, 2026 (the “Effective Date”), subject to Mr. Jayaraman’s continued employment through such date. Under the Letter Agreement, Mr. Jayaraman will commence full‑time employment with the Company on December 10, 2025 (the “Start Date”). In connection with the appointment, the Board also designated Mr. Jayaraman as an “executive officer” as defined in Rule 3b‑7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “officer” for purposes of Section 16 of the Exchange Act, effective as of the Start Date. As set forth in the Letter Agreement, Mr. Jayaraman is expected to be appointed to the Board no later than the Effective Date, following and subject to completion of the Company’s customary onboarding procedures for Board members. As previously disclosed, Brad Wiemann will continue to serve as the Company’s Interim Chief Executive Officer, and Reece A. Kurtenbach will continue to serve as a director of the Company, from the Start Date until the Effective Date (such period, the “Transition Period”), at which time Mr. Wiemann will retire from the Company and Mr. Kurtenbach will resign from the Board.

Mr. Jayaraman, age 50, is a seasoned executive with more than 25 years of experience leading complex global operations and business transformations across North America, Europe, and Asia, including in various senior executive roles over the past five years with the Bosch Group. Most recently, from November 2024 to August 2025, Mr. Jayaraman served as Senior Vice President, Bosch Home Comfort for the Johnson Controls HVAC R&LC Acquisition (Americas), where he led regional integration planning and growth initiatives to build a global champion in the HVAC industry with revenues greater than € 8 billion. From April 2021 to October 2024, he served as Regional President of Bosch Building Technologies, where he was responsible for overseeing various functions, including global end-to-end Audio Communications Business Unit, the North America products business, and the Integrator Business Unit for North America, where he led the organization’s security, safety, energy services and building management systems business segments with operations spanning across the United States and Canada.

Prior to joining Bosch, Mr. Jayaraman served as Vice President and General Manager, Asia Pacific, at Harman Professional Solutions, a provider of professional audio, video, and lighting technologies, from September 2016 to April 2021. Mr. Jayaraman holds a Master of Business Administration from the University of Illinois Chicago and a Bachelor of Science in Mechanical Engineering from Delhi College of Engineering.

There are no related‑party transactions with Mr. Jayaraman requiring disclosure under Item 404(a) of Regulation S‑K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and there are no arrangements or understandings between Mr. Jayaraman and any other persons in connection with his appointment as President and Chief Executive Officer of the Company, in each case other than as described in this Current Report on Form 8‑K (this “Report”).

The foregoing description of the Letter Agreement is a summary only and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Report and incorporated by reference herein.

(e) A brief description of the principal terms of Mr. Jayaraman’s compensation and benefits, which are more particularly described in the Letter Agreement, are summarized below.

Sign‑On Bonus. Mr. Jayaraman will receive a cash sign‑on bonus in the amount of $450,000 (the “Sign-On Bonus”), with 50% of the Sign-On Bonus payable on the Start Date and the remaining 50% payable on the first anniversary of the Start Date, subject to Mr. Jayaraman’s continued employment with the Company through each payment date. If he resigns prior to the first anniversary of the Start Date, Mr. Jayaraman will be required to repay the initial 50% payment of the Sign-On Bonus to the Company, and if he resigns prior to the first anniversary, he will not receive the remaining 50% of the Sign-On Bonus.

Base Salary. Mr. Jayaraman will receive an annualized base salary of $500,000, payable in accordance with the Company’s regular payroll practices and subject to applicable withholdings.

Annual Incentive. Beginning with the fiscal year ending April 30, 2027 (“FY27”), Mr. Jayaraman will be eligible to participate in the Company’s annual incentive plan with a target opportunity equal to 100% of his base salary (the “Target Bonus Opportunity”). For the fiscal year ending April 30, 2026 (“FY26”), he will be eligible for up to 25% of the Target Bonus Opportunity and will, in any event, receive a guaranteed, minimum pro‑rated bonus equal to $93,750, subject to his continued employment through the payment date and consistent with timing of payments to the Company’s officers generally.

Long‑Term Incentive Awards. In connection with Mr. Jayaraman’s appointment, the Compensation Committee of the Board (the “Compensation Committee”) approved a new hire equity-based grant (the “FY26 Award”) to Mr. Jayaraman under the Daktronics, Inc. 2025 Stock Incentive Plan (the “Stock Incentive Plan”). The FY26 Award consists of time-based restricted stock units (“RSUs”) with an estimated aggregate grant date fair value of $502,500 and performance stock units (“PSUs”) with an estimated aggregate grant date fair value of $167,500. Consistent with the Company’s standard practice for RSU grants to its executives, the first 25% tranche of the RSUs under the FY26 Award will vest on August 23, 2026 (the “Initial Vesting Date”), and the remainder of such RSUs will vest annually on a pro rata basis over the three-year period following the Initial Vesting Date. The PSUs under the FY26 Award will vest, if at all, at the end of a three-year performance period based on the achievement of performance targets applicable to PSUs granted to the Company’s executives in July 2025.

The FY26 Award will be granted no later than 30 days following the Start Date and will be subject to additional terms and conditions under the Stock Incentive Plan, the applicable award agreements, and the Daktronics, Inc. Amended and Restated Employee Retention and Protection Plan (the “Retention Plan”). The forms of award agreement governing the FY26 Award are materially consistent with the previously disclosed standard forms of award agreement for the Company’s executives. The number of shares of common stock underlying the FY26 Award will be determined by dividing the grant date fair value for each such award by the closing market price of the Company’s common stock on the applicable grant date.

For annual equity awards granted to Mr. Jayaraman in FY27 and thereafter, the target grant date fair value of such awards is expected to be 200% of his base salary, and the type and value of such awards will be consistent with equity awards made to similarly situated executives, subject to the full and absolute discretion of the Board or the Compensation Committee, as applicable. Settlement and vesting of future equity awards are subject to Mr. Jayaraman’s continued employment through the applicable vesting dates, except as otherwise expressly provided in the relevant award agreements.

Post-Termination Compensation. Mr. Jayaraman will be eligible for severance and other post-termination compensation and benefits pursuant to the terms of the Retention Plan. Upon a Qualifying Termination (as defined in the Retention Plan), Mr. Jayaraman would be eligible to receive the following post-termination compensation, pursuant to, and subject to the terms and conditions of, the Retention Plan: (i) a cash payment in an amount equal to (A) if the Qualifying Termination occurs within 12 months following a Change in Control (as defined in the Retention Plan), an amount equal to (I) two times his base salary plus (II) his target annual bonus or (B) in all other cases, an amount equal to his base salary plus target annual bonus; and (ii) with respect to his outstanding and unvested equity awards, (A) all RSUs will vest immediately and in full, (B) all options will immediately become fully vested and exercisable, and (C) all PSUs will vest on a pro rata basis as of the date of the Qualifying Termination, with the proration calculated based on the number of days within the applicable performance period that have elapsed up to and including the date of the Qualifying Termination.

Benefits and Perquisites. Mr. Jayaraman will be eligible to participate in the employee benefit plans and programs generally available to Company executives, subject to the terms and conditions of such plans and programs. The Company will provide a short‑term rental allowance of $3,500 per month for each of December 2025 and January 2026 for temporary housing in or around Brookings, South Dakota.

At‑Will Employment. Mr. Jayaraman’s employment is at‑will and may be terminated by either party at any time, with or without cause and with or without notice.

The foregoing description of the Letter Agreement is a summary only and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and incorporated by reference herein.

Section 7 - Regulation FD

Item 7.01    Regulation FD Disclosure.

On December 3, 2025, the Company issued a press release announcing the approval of Mr. Jayaraman’s appointment as President and Chief Executive Officer and his employment arrangements, as described above under Item 5.02 of this Report. A copy of the press release is furnished as Exhibit 99.1 to this Report.

The information furnished under this Item 7.01, including Exhibit 99.1 to this Report, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement by and between Daktronics, Inc. and Ramesh Jayaraman.
99.1	Press Release dated December 3, 2025.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Howard I. Atkins
Howard I. Atkins
Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: December 3, 2025